EXHIBIT 99.2

                        Summary Financial Data--Rayovac

         The following table sets forth summary financial data of Rayovac. The condensed consolidated financial data as of September 30, 2003 and September 30, 2004 and for each of the fiscal years ended September 30, 2002, 2003 and 2004 have been derived from Rayovac's audited consolidated financial statements included elsewhere in this offering memorandum. The historical results included below and elsewhere in this offering memorandum are not necessarily indicative of Rayovac's future performance. This information is only a summary and should be read in conjunction with "Selected Financial Data--Rayovac," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Rayovac's and Microlite's historical consolidated financial statements and the notes thereto included elsewhere in this offering memorandum.


                                                                       Fiscal Year Ended
                                                                         September 30,
                                                              -------------------------------------
                                                                2002(1)    2003(2)(3)      2004(4)
                                                              -------------------------------------
                                                                        ($ in millions)

Statement of Operations Data:
Net sales                                                    $    572.7   $    922.1     $ 1,417.2
Cost of goods sold                                                334.1        549.5         811.9
Restructuring and related charges-cost of goods sold                1.2         21.1          (0.8)
Gross profit                                                      237.4        351.5         606.1
Operating expenses                                                174.4        280.4         437.7
Restructuring and related charges-operating expenses                  -         11.5          12.2
Operating income                                                   63.0         59.6         156.2
Income before income taxes(5)                                      45.7         23.0          90.5
Loss from discontinued operations                                     -            -           0.4
Net income                                                         29.2         15.5          55.8

Other Financial Data:
EBITDA(6)                                                    $     80.7   $     91.8     $   191.4
Adjusted EBITDA(6)                                                 81.9        133.6         212.0
Net cash provided by operating activities                          66.8         76.2         104.9
Capital expenditures                                               15.6         26.1          26.9
Depreciation and amortization (excluding amortization
   of debt issuance costs)                                         19.0         31.6          35.3

Balance Sheet Data (at fiscal year end):
Cash and cash equivalents                                    $      9.9   $    107.8     $    15.8
Working capital(7)                                                140.5        269.8         251.9
Total assets                                                      520.9      1,545.3       1,636.0
Total debt                                                        201.9        943.4         829.9
Total shareholders' equity                                        174.8        202.0         316.0

-------------------------

(1) Fiscal 2002 includes restructuring and related charges--cost of goods sold of $1.2 million. See Note 15 in the Notes to Rayovac's Consolidated Financial Statements included in this offering memorandum for further discussion.

(2) Fiscal 2003 includes a net sales reduction of approximately $6.1 million related to North American retailer inventory repricing programs associated with the launch of our comprehensive new alkaline pricing program announced in 2003. These programs were launched in response to Duracell's price reduction in the U.S. market on certain AA and AAA batteries. Fiscal 2003 includes restructuring and related charges--cost of goods sold of $21.1 million, and restructuring and related charges--operating expenses of $11.5 million. Fiscal 2003 also includes a non-operating expense of $3.1 million discussed in note (5) below. See
      Note 15 in the Notes to Rayovac's Consolidated Financial Statements included elsewhere in this offering memorandum for further discussion.

(3) Fiscal 2003 is impacted by two acquisitions completed during the fiscal year. The VARTA acquisition was completed on October 1, 2002 and the Remington acquisition was completed on September 30, 2003. See further discussion of these acquisitions in "Management's Discussion of Financial Condition and Results of Operations--Rayovac," and in Note 16 in the Notes to Rayovac's Consolidated Financial Statements included elsewhere in this offering memorandum.

(4) Fiscal 2004 is impacted by two acquisitions completed during the fiscal year. The Ningbo acquisition was completed on March 31, 2004 and the Microlite acquisition was completed on May 28, 2004. See further discussion of these acquisitions in "Management's Discussion of Financial Condition and Results of Operations--Rayovac," and in Note 16 in the Notes to Rayovac's Consolidated Financial Statements included elsewhere in this offering memorandum.

      Fiscal 2004 includes restructuring and related charges--cost of goods sold of $(0.8) million, and restructuring and related charges--operating expenses of $12.2 million. See Note 15 in the Notes to Rayovac's Consolidated Financial Statements included elsewhere in this offering memorandum for further discussion.

(5) SFAS 145, which addresses, among other things, the income statement presentation of gains and losses related to debt extinguishments, requires such expenses to no longer be treated as extraordinary items, unless the items meet the definition of extraordinary per Accounting Principles Board ("APB") Opinion No. 30. We adopted this statement on October 1, 2002. As a result, we recorded non-operating expenses within income before income taxes as follows during the fiscal years ended September 30, 2003 and 2001:

      In fiscal 2003, a non-operating expense of $3.1 million was recorded for the write-off of unamortized debt issuance costs associated with the replacement of our previous credit facility in October 2002.

      In fiscal 2001, a non-operating expense of $8.6 million was recorded for the premium on the repurchase of $65.0 million of our senior subordinated notes and related write-off of unamortized debt issuance costs in connection with a primary offering of our common stock in June 2001.

(6) EBITDA represents net income from continuing operations plus interest expense, income tax expense and depreciation and amortization (excluding amortization of debt issuance costs). Adjusted EBITDA consists of EBITDA plus restructuring and related charges included within the cost of goods sold and operating expenses and other adjustments described below.

      EBITDA and Adjusted EBITDA are measures commonly used by financial analysts in evaluating operating performance. Accordingly, management believes that EBITDA and Adjusted EBITDA may be useful for potential purchasers of the notes in assessing Rayovac's operating performance and its ability to meet debt service requirements. EBITDA and Adjusted EBITDA, as used herein, are not necessarily comparable with similarly titled measures of other companies. The items excluded from EBITDA and Adjusted EBITDA are significant in assessing Rayovac's operating results and liquidity. EBITDA and Adjusted EBITDA should not be considered in isolation from, or as an alternative to, operating income, cash flow or other combined income of cash flow data prepared in accordance with U.S. GAAP.

      EBITDA and Adjusted EBITDA are calculated from net income from continuing operations and reconciled to net cash provided by operating activities as follows:


                                                                                    Fiscal Year Ended
                                                                                      September 30,
                                                                                 ------------------------
                                                                                 2002      2003     2004
                                                                                -------   ------   ------
                                                                                     ($ in millions)

Net income from continuing operations                                           $  29.2  $  15.5  $  56.2
Interest expense                                                                   16.0     37.2     65.7
Income tax expense                                                                 16.4      7.6     34.4
Depreciation and amortization (excluding amortization of debt issuance costs)      19.0     31.6     35.3
                                                                                -------   ------   ------
EBITDA                                                                             80.7     91.8    191.4
Adjustments(a)                                                                      1.2     41.8     20.6
                                                                                -------   ------   ------
Adjusted EBITDA                                                                    81.9    133.6    212.0
Interest expense, less amortization                                               (14.4)   (35.2)   (61.5)
Other non-cash adjustments                                                          5.8     (4.4)    23.2
Changes in assets and liabilities, net of acquisitions                              9.9     14.4    (13.1)
Current income taxes, cash special charges and other                              (16.4)   (32.2)   (55.7)
                                                                                -------   ------   ------
Net cash provided by operating activities                                       $  66.8  $  76.2  $ 104.9
                                                                                =======  =======  =======

      (a) Adjustments to arrive at Adjusted EBITDA for fiscal 2002 include the following ($ in millions):

            Restructuring and related charges                                              $ 1.2
                                                                                          ======
            Adjustments to arrive at Adjusted EBITDA for fiscal 2003 include the following ($ in millions):

            Restructuring and related charges                                             $ 32.6
            Loss on early extinguishment                                                     3.1
            Sales reduction related to North American retailer inventory
               repricing programs                                                            6.1
                                                                                          ------
                                                                                          $ 41.8
                                                                                          ======
            Adjustments to arrive at Adjusted EBITDA for fiscal 2004 include the following ($ in millions):


            Restructuring and related charges                                             $ 11.4
            Costs associated with Remington integration                                      4.0
            Costs and expenses related to defense and settlement of class action lawsuit, preparation for abandoned capital transaction,
               resolution of certain state tax matters and tax consulting services           3.2
            Costs associated with corporate relocation to Atlanta                            2.0
                                                                                          ------
                                                                                          $ 20.6
                                                                                          ======

(7) Working capital is defined as current assets less current liabilities.